Exhibit 99.1(b)7
Consolidated Statement of Income
NDCHealth (GAAP)

(in thousands)

	FY01					FY02
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
Revenues:
Information Management	$31,109	$33,412	$34,905	$37,190	$136,616	$34,186	$37,097	$38,943	$40,173	$150,399
Network Services and Systems	41,972	42,098	45,018	46,927	176,015	46,014	48,059	50,218	54,331	198,622
Divested Businesses	10,345	5,023	4,731	4,322	24,421	3,956	297	107	—	4,360

	83,426	80,533	84,654	88,439	337,052	84,156	85,453	89,268	94,504	353,381

Operating expenses:
Cost of service	41,808	39,904	43,515	43,464	168,691	39,094	43,852	44,410	47,588	174,944
Sales, general and administrative	20,134	18,385	18,653	20,468	77,640	20,986	17,262	19,344	19,369	76,961
Depreciation and amortization	8,213	8,683	8,686	9,163	34,745	6,581	5,897	5,948	5,948	24,374
Non-recurring charges	—	2,156	—	—	2,156	—	—	—	—	—

	70,155	69,128	70,854	73,095	283,232	66,661	67,011	69,702	72,905	276,279

Operating income	13,271	11,405	13,800	15,344	53,820	17,495	18,442	19,566	21,599	77,102

Other income/(expense)	(1,942)	(1,781)	(1,112)	(8,264)	(13,099)	(1,643)	(1,234)	(1,459)	(1,715)	(6,051)

IBITELDO—Information Management	3,434	4,624	5,122	5,045	18,225	4,527	6,132	6,903	7,753	25,315
IBITELDO—Network Services and Systems	7,428	7,121	7,345	9,174	31,068	11,390	11,394	11,391	12,131	46,306
IBITELDO—Other	467	(2,121)	221	(7,139)	(8,572)	(65)	(318)	(187)	—	(570)

Income before income taxes, equity in losses of affiliated companies and discontinued operations—NDCHealth	11,329	9,624	12,688	7,080	40,721	15,852	17,208	18,107	19,884	71,051

Income Taxes	4,362	3,781	4,885	2,725	15,753	5,707	6,195	6,518	7,157	25,577

Income before equity in losses of affiliated companies and discontinued operations	6,967	5,843	7,803	4,355	24,968	10,145	11,013	11,589	12,727	45,474
Equity in losses of affiliated companies, net of taxes	(66)	(139)	(247)	(299)	(751)	(1,114)	(292)	(344)	(314)	(2,064)

Income before discontinued operations	6,901	5,704	7,556	4,056	24,217	9,031	10,721	11,245	12,413	43,410
Discontinued Operations, net of income taxes	8,649	(326)	—	—	8,323	—	—	—	—	—

Net Income	$15,550	$5,378	$7,556	$4,056	$32,540	$9,031	$10,721	$11,245	$12,413	$43,410

Basic Shares	32,778	32,889	32,992	33,970	33,009	33,937	34,066	34,135	34,260	34,087

Basic earnings per share	$0.47	$0.16	$0.23	$0.12	$0.99	$0.27	$0.31	$0.33	$0.36	$1.27

Diluted Shares	36,193	34,057	34,348	35,368	34,153	35,530	39,822	39,721	39,331	39,636

Diluted earnings per share	$0.46	$0.16	$0.22	$0.11	$0.95	$0.25	$0.30	$0.31	$0.35	$1.22